UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2017

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address of principal executive offices) (zip code)

(877) 855-7243

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Verso Corporation (“Verso”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) on May 12, 2017. At the Annual Meeting, Verso’s stockholders (1) elected seven persons – Robert M. Amen, Alan J. Carr, Eugene I. Davis, B. Christopher DiSantis, Jerome L. Goldman, Steven D. Scheiwe and Jay Shuster – to serve as directors of Verso until its 2018 Annual Meeting of Stockholders and until their respective successors are elected and qualified; (2) approved, on an advisory basis, the compensation of Verso’s named executive officers as disclosed in the Proxy Statement dated April 12, 2017 (the “Proxy Statement”) pursuant to the compensation disclosure rules of the Securities and Exchange Commission; (3) approved, on an advisory basis, Verso conducting an advisory stockholder vote to approve the compensation of its named executive officers every year; and (4) ratified the appointment of Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the year ending December 31, 2017. The proposals considered and acted upon by Verso’s stockholders at the Annual Meeting are described in detail in the Proxy Statement. The tabulations of the stockholders’ votes cast at the Annual Meeting with respect to the proposals are as follows:

1.	Election of seven persons to serve as directors of Verso until its 2018 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

Nominee	For	Withhold	Broker Non-Votes
Robert M. Amen	15,504,535	6,682,813	3,733,822
Alan J. Carr	16,661,235	5,526,113	3,733,822
Eugene I. Davis	19,155,874	3,031,474	3,733,822
B. Christopher DiSantis	22,161,352	25,996	3,733,822
Jerome L. Goldman	22,161,318	26,030	3,733,822
Steven D. Scheiwe	22,161,191	26,157	3,733,822
Jay Shuster	22,161,357	25,991	3,733,822

Stockholders were not provided the option to abstain from voting on this proposal.

2.	Approval, on an advisory basis, of the compensation of Verso’s named executive officers as disclosed in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
20,486,656	1,227,337	473,355	3,733,822

3.	Approval, on an advisory basis, of the frequency – every one, two or three years – with which Verso will conduct an advisory stockholder vote to approve the compensation of its named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
21,250,545	909	473,729	462,165	3,733,822

Consistent with these results, Verso will conduct an advisory stockholder vote to approve the compensation of its named executive officers every year until the next required advisory stockholder vote on the frequency with which Verso will conduct an advisory stockholder vote on executive compensation.

4.	Ratification of the appointment of Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the year ending December 31, 2017:

For	Against	Abstain	Broker Non-Votes
24,709,803	1,208,489	2,878	—

Item 7.01	Regulation FD Disclosure.

At the conclusion of the Annual Meeting, B. Christopher DiSantis, the President and Chief Executive Officer and a director of Verso, delivered a statement addressing Verso’s performance in 2016 and its priorities in 2017 and beyond. A copy of Mr. DiSantis’ statement is included as Exhibit 99.1 to this report.

During his statement, Mr. DiSantis referenced Verso’s Adjusted EBITDA for the fiscal year ended December 31, 2016. The table set forth below reconciles net (loss) income to Adjusted EBITDA for the fiscal year ended December 31, 2016.

	Predecessor	Successor
(Dollars in millions)	January 1, 2016 Through July 14, 2016	July 15, 2016 Through December 31, 2016
Net (loss) income	$1,178	$(32)
Income tax expense	—	(20)
Interest expense, net	39	17
Depreciation, amortization, and depletion	100	93

EBITDA	$1,317	$58
Adjustments to EBITDA:
Reorganization items, net (1)	(1,338)	—
Restructuring charges (2)	151	11
Fresh-start accounting adjustments (3)	3	46
Losses (gains) on disposal of assets (4)	(57)	2
Pre- and post-reorganization costs (5)	6	8
Other items, net (6)	13	8

Adjusted EBITDA	$95	$133

(1)	Net gains associated with the Chapter 11 cases.
(2)	Charges are primarily associated with the closure of the Wickliffe mill, of which $137 million is non-cash.
(3)	Non-cash charges related to the one-time impacts of adopting fresh-start accounting.
(4)	Realized losses (gains) on the sale of assets, which are primarily attributable to the sale of hydroelectric facilities in January 2016.
(5)	Costs incurred in connection with advisory and legal services related to planning for and emerging from the Chapter 11 cases.
(6)	Amortization of non-cash incentive compensation, unrealized losses (gains) on energy-related derivative contracts, Wickliffe operating costs while idled, and miscellaneous other non-recurring adjustments.

The information included in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any of Verso’s previous or future filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Statement by B. Christopher DiSantis delivered at the Annual Meeting on May 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2017

VERSO CORPORATION

By:	/s/ Peter H. Kesser

Peter H. Kesser
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Statement by B. Christopher DiSantis delivered at the Annual Meeting on May 12, 2017.